REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






Board of Directors and Stockholders
Nittany Financial Corp.

We have reviewed the accompanying consolidated balance sheet of Nittany Financial Corp. and subsidiaries as of June 30, 2005, and the related consolidated statement of income for the three-month and six-month periods ended June 30, 2005 and 2004, and the consolidated statement of changes in stockholders' equity for the six-month period ended June 30, 2005, and the consolidated statement of cash flows for the six-month periods ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with standards of the Public Company Accounting Oversights Board (United States), the consolidated balance sheet as of December 31, 2004, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated March 16, 2005, except for Note 18 as to which the date is March 28, 2005, we expressed an unqualified opinion on those consolidated financial statements.


/s/ S.R. Snodgrass, A.C.

Wexford, PA

July 15, 2005